UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2024

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aehr Test System (the “Company” or “us”) entered into new Change in Control and Severance Agreements (each, a “Severance Agreement”) on August 31, 2024 with Gayn Erickson, the Company’s President and Chief Executive Officer, Chris P. Siu, the Company’s Executive Vice President of Finance and Chief Financial Officer, and each other executive officer of the Company, pursuant to which the executives will be entitled to severance benefits in the event of certain qualifying terminations of employment, or a termination of employment due to death or disability, as described below. Each Severance Agreement supersedes and replaces each executive’s prior change in control and severance agreement with the Company. A “qualifying termination of employment” for purposes of the Severance Agreements means an involuntary termination of the executive’s employment by the Company without “cause”, or the executive’s resignation from employment with the Company for “good reason” (each as defined in the applicable Severance Agreement). As described below, each Severance Agreement provides for enhanced severance benefits if an executive undergoes a qualifying termination of employment during a “change in control period,” which means the period beginning three months before and ending 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for other executive officers) after a change in control of the Company. Payments and benefits under each Severance Agreement are contingent on the applicable executive timely providing us with (and not revoking) a general release of claims.

If an executive officer undergoes a qualifying termination of employment during a change in control period, the executive will be eligible for the following:

•	a cash payment equal to 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for other executive officers) of the executive’s annual base salary;

•	a cash payment equal to 200% (for Mr. Erickson), 150% (for Mr. Siu) or 100% (for other executive officers) of the executive’s target annual cash incentive opportunity for the year in which the employment termination occurs;

•	a cash payment equal to the prorated amount of the executive’s target annual cash incentive opportunity for the fiscal year in which the employment termination occurs, determined by the portion of the fiscal year during which the executive was employed by the Company;

•	acceleration of vesting of all of the executive’s then unvested outstanding equity awards that vest solely based on continued service over time, and with respect to equity awards that vest based on the attainment of performance-based conditions that remain unsatisfied as of immediately before the employment termination, such performance-based conditions shall be deemed achieved at the greater of target or the expected attainment level based on performance as of the employment termination date, as determined by the Company’s Board of Directors or its Compensation Committee; and

•	up to 24 months (for Mr. Erickson), 18 months (for Mr. Siu) or 12 months (for other executive officers) of continued healthcare coverage paid by the Company.

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If an executive officer undergoes a qualifying termination of employment outside of a change in control period, the executive will be eligible to receive the following:

•	a cash payment equal to 12 months (for Mr. Erickson), nine months (for Mr. Siu) or six months (for other executive officers) of the executive’s annual base salary;

•

a cash payment equal to the prorated amount of the executive’s target annual cash incentive opportunity for the fiscal year in which the employment termination occurs, determined by the portion of the fiscal year during which the executive was employed by the Company;

•

12 months’ (for Mr. Erickson), nine months’ (for Mr. Siu) or six months’ (for other executive officers) accelerated vesting of unvested outstanding equity awards (with any performance-based conditions deemed achieved at target levels); and

•	up to 12 months (for Mr. Erickson), nine months (for Mr. Siu) or six months (for other executive officers) of continued healthcare coverage paid by the Company.

If the employment of an executive officer terminates due to the executive’s death, the executive (and his estate) will be eligible to receive the same severance benefits the executive would be eligible for in connection with a qualifying termination of employment outside of a change in control period (described above), except for continued healthcare coverage paid by the Company.

If the employment of an executive officer terminates due to the executive’s disability (as defined in the applicable Severance Agreement), the executive will be eligible for the same severance benefits the executive would be eligible for in connection with a qualifying termination of employment outside of a change in control period (described above), except that during the 12-month (for Mr. Erickson), nine-month (for Mr. Siu) or six-month (for other executive officers) period following the employment termination, the executive will continue to participate at the Company’s cost in the Company’s ArmadaCare supplemental benefits plan (or any similar replacement or successor supplemental benefits plan).

The foregoing description of the Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreements, and a copy of the form of Severance Agreement is filed herewith as Exhibit 10.1 and incorporated by reference herein.

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Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Form of Change in Control and Severance Agreement by and between Aehr Test Systems and its executive officers
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEHR TEST SYSTEMS

Date: September 5, 2024	By:	/s/ Chris P. Siu
Chris P. Siu
Executive Vice President of Finance and
Chief Financial Officer

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